                         OPTICARE D&O TAIL POLICY TRUST

                                 TRUST AGREEMENT


         THIS TRUST AGREEMENT is made as of January 10, 2002 ("Trust Agreement") by and between OptiCare Health Systems, Inc., a Delaware corporation (the "Company" or " Settlor") and Norman S. Drubner, an individual residing at Middlebury, Connecticut, not in his individual capacity but solely as trustee (the "Trustee").

                                   WITNESSETH:
                                   ----------

         WHEREAS, the Company has agreed to set aside funds for the purchase of a tail policy with respect to any termination of its present Directors, Officers and Company Liability Policy (Policy No. NCA0158069) (together with any and all endorsements, modifications, substitutions and renewals thereof, the "D&O Policy") for the benefit of its directors and officers, provided by Twin City Fire Insurance Company or by such other insurer as the Company shall determine (the "Insurer"), such tail policy to extend the coverage of the D&O Policy for a three year period from the termination of the D&O Policy (the "D&O Tail Policy"); and

         WHEREAS, to assure the Company's present and future directors and officers of the Company's ability to pay the premium for the D&O Tail Policy, the Company wishes to establish a trust in which funds may be maintained for the payment of such premium;

         NOW, THEREFORE, the Company and the Trustee agree as follows:

         1. The trust created hereby shall be known as the OptiCare D&O Tail Policy Trust ("Tail Policy Trust"), in which name the Trustee may conduct the business of such trust.

         2. The Company hereby transfers, conveys and sets over to the Trustee of the Tail Policy Trust the sum of $225,000 (Two Hundred Twenty-five Thousand Dollars) (the "Funds"). All interest, earnings and profits earned on or with respect to the Funds shall be

                                                                         1.

for the account of the Company, and shall be distributed to the Company by the Trustee no less than quarterly.

         3. The Funds shall be maintained in an account at American Savings Bank in the name of the Trustee for the benefit of the present and future directors and officers of the Company (collectively, the "Beneficiaries"). The Funds may be held in the same account of Trustee in which are held the funds of the Opticare Directors and Officers Trust in connection with the retention under the D&O Policy (the "D&O Account") and may be commingled with the funds maintained therein.

         4. The Funds may be disbursed for the purpose of payment of the premium required in connection with the purchase of the D&O Tail Policy, with the protections and indemnities substantially similar to the D&O Policy, upon receipt by the Trustee of a written statement from the Beneficiaries, or any of them, at any time prior to December 31, 2004 that the D&O Policy is about to lapse or terminate or has lapsed or been terminated and not replaced.

         5. The Trustee is authorized and empowered to oversee the Funds and the account in which they are held and to release the Funds in the appropriate manner as provided in this Trust Agreement .

         6. The Trustee shall serve without compensation, but shall be reimbursed for all reasonable expenses incurred in connection with the operation of the Tail Policy Trust, including without limitation out-of-pocket expenses and necessary counsel fees.

         7. If the Trustee at any time acting hereunder should cease to act prior to the termination of the D&O Tail Policy, the Company shall appoint an individual or corporation to act as successor Trustee. Each appointment of a trustee in accordance herewith shall be by an acknowledged written instrument. Any such designation may be withdrawn or altered by the Company at any time. Except as otherwise specifically provided, the term "Trustee" as used in this Trust Agreement is intended to include the trustee acting hereunder from time to time. Any Trustee may resign at any time without the permission of any court or person upon sixty (60) days' notice to the Company, in writing, signed and acknowledged by such Trustee and filed with the trust records.

                                                                             2.

         8. This Tail Policy Trust shall terminate upon the earlier of: (i) December 31, 2004; or (ii) upon the Company's delivery to the Trustee certification that the net worth of the Company is no less than $30,000,000 as determined by the Company's independent accountants. Upon termination of the Tail Policy Trust, to the extent that any Funds remain undisbursed, the remaining Funds shall be distributed back to the Company.

         9. This Trust Agreement and the Tail Policy Trust hereby created are irrevocable.

         10. This Trust Agreement shall be construed and the trust hereby created shall be governed by the internal laws of the State of Connecticut.


         IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement as of the date first above written.


                                            OPTICARE HEALTH SYSTEMS, INC.


                                            By: /s/ Dean J. Yimoyines
                                                --------------------------------
                                                DEAN J. YIMOYINES, M.D.
                                                Its:  President and CEO

                                            /s/ Norman S. Drubner
                                            ----------------------------------
                                            NORMAN S. DRUBNER, not in his
                                            individual capacity, but solely as
                                            Trustee of the OptiCare D&O Tail
                                            Policy Trust


                                                                          3.

STATE OF CONNECTICUT

          ss: Waterbury                       January 10, 2002

COUNTY OF NEW HAVEN


         Personally appeared DEAN J. YIMOYINES, M.D., signer and sealer of the foregoing instrument, personally known to me (or satisfactorily proven) who acknowledged that he, as President and CEO of OptiCare Health Systems, Inc., is duly authorized to execute said instrument and further acknowledged the same to be his free act and deed as President and CEO of OptiCare Health Systems, Inc., and the free act and deed of said corporation, before me, the undersigned officer.

                                            /s/ Leslie Secor
                                            ----------------------------------
                                            Notary Public
                                            My Commission Expires: 11-30-04



STATE OF CONNECTICUT

          ss:  Waterbury                      January 10, 2002

COUNTY OF NEW HAVEN


         Personally appeared NORMAN S. DRUBNER, Trustee, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.


                                            /s/ Leslie Secor
                                            ---------------------------------
                                            Notary Public
                                            My Commission Expires: 11-30-04